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                                                                    Exhibit 10.1

                      JIANGXI FENGLIN CHEMICAL INDUSTRY CO.LTD.

                     JOINT-VENTURE CONTRACT (The " Contract" )

CHAPTER I : GENERAL PRINCIPLES

Nanchang Organic Fertilizer Factory, Jiangxi Province and AgroCan (China) Inc. have agreed to invest jointly to establish Jiangxi Fenglin Chemical Industry Company Limited, a joint venture company on the site of Nanchang, Xialuo Shazilin, Nanchang City, Jiangxi Province (PRC) in accordance with the " LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON JOINT VENTURES USING CHINESE AND FOREIGN INVESTMENT " and other related rules of China based on the principles of equality and mutual benefit through friendly consultation, and hereby execute this Contract.

CHAPTER II : PARTIES TO THE JOINT VENTURE COMPANY

Article 1: Parties to the Joint Venture Company are:
Nanchang Organic Fertilizer Factory, Jiangxi Province ("Party A"), registered in Nanchang City, Jiangxi Province (PRC) with Xialuo Shazilin, Nanchang City, Jiangxi Province as legal address, Wang Yila, Chinese, Factory Manager, as legal representative 0791 -3853346, as telephone number and 330013 ,as postal code, and AgroCan (China) Inc. ("Party B"), registered in Hong Kong, China, with Observatory Road, Kowloon as legal address, Danny Wu, Chinese, manager, as legal representative, 00852-27230983, as telephone number and 00852-2337741 3, as fax number.

CHAPTER III : THE ESTABLISHMENT OF THE JOINT VENTURE COMPANY

Article 2: Party A and Party B agreed to establish at Nanchang, Jiangxi Province a joint venture company, Jiangxi Fenglin Chemical Industry Company Limited (the " Joint Venture Company ") in accordance with the " LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON JOINT VENTURES USING CHINESE AND FOREIGN INVESTMENT " and other related rules of China.


Article 3: The name of the Joint Venture Company is: Jiangxi Fenglin Chemical Industry Company Limited as its English name.
The legal address of the Joint Venture Company is Xialuo Shazilin, Nanchang City, Jiangxi Province, and China.

Article 4: All activities of the Joint Venture Company shall abide by the laws, rules and the related regulations of the People's Republic of China.


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Article 5: The organisation form of the Joint Venture Company is a limited liability company. Each party to the Joint Venture Company is liable to the Joint Venture Company within the limit of the capital subscribed by it. The profits, risks and losses of the Joint Venture Company shall be shared by the parties in proportion to their contributions of the registered capital.


CHAPTER  IV  :  THE  PURPOSE,  SCOPE  AND  SCALE  OF PRODUCTION AND BUSINESS

Article 6: The purpose of Party A and Party B of the Joint Venture Company is to fully use Party A's good geographical conditions and his existing mixed compound fertilizer production equipment and Party B's sufficient capital investment with a good business management expertise, to supply fertilizer to develop forests for the forestry base of Party B and to set up the basis for the future development of chemical industry production of using forestry products and to apply international advanced technology with excellent method of business management for quality improvement, cost reduction, development of new products, improvement of the competitiveness of products in international market and thus to upgrade economical effectiveness and make both parties obtain satisfactory economical benefit.

Article 7: The productive and business scope of the Joint Venture Company is to work for the production, research, development and sales of chemical fertilizer, organic silicon and other chemical products as well as after sale service.

Article 8: The production scale of the Joint Venture Company is as follows:
10,000 metric tons per annum for the preliminary stage and production to be expanded gradually afterwards in accordance with the market needs.


CHAPTER V :    TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL


Article 9: The total amount of investment of the Joint Venture Company is RMB 4 million.

Article 10: The total amount contributed by Party A and Party B is RMB 2.8 million which is the registered capital of the Joint Venture Company; 0.84 million of which shall be contributed by Party A that holds 30% of shares and
1.96 million of which shall be contributed by Party B that holds 70% of shares.

Article 11: Party A and Party B shall contribute as follows: -


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PARTY A: existing stores of materials and products (to be calculated in accordance with inventory made by both parties and the present market prices), receivable first year rental to be paid by the Joint Venture Company and a certain amount of cash (RMB);
(Referring to the Leasing Contract signed by the Joint Venture Company and Party A .) and

PARTY B: foreign currency (to be calculated in accordance with the foreign exchange rates announced by the Chinese government on the date of capital examination).

Article 12: The total amount of the registered capital of the Joint Venture Company shall be contributed by Party A as well as Party B in accordance with the proportion in their contributions within 3 months upon the collection of the business license.

Article 13: Either Party A or Party B shall have the other party's consent and the examination and approval authority's consent before assigning all or part of his shares to the third party When one party to the Joint Venture Company assigns all or part of his investment, the other party shall have preemptive right.


CHAPTER VI : RESPONSIBILITY OF EACH PARTY OF THE JOINT VENTURE COMPANY


Article 14: Party A and Party B shall be respectively responsible for the following matters:

Responsibilities of Party A:-
1 Handling of application for approval, registration, business license and other matters;
2.   Providing contribution in accordance with Article 11;
3. Assisting the Joint Venture Company to contact and solve the problems of water and power supply, traffic and other basic facilities;
4. Assisting the Joint Venture Company with the recruitment of Party A's and local business management and technical personnel, workers and other personnel if needed;
5. Assisting expatriate personnel in obtaining necessary visa for immigration, work permit and travelling procedures as well; and
6.   Other matters trusted by the Joint Venture Company.

Responsibilities of Party B:-
1.   Providing cash in accordance with Article 11;
2. Assisting in the overseas purchase of raw materials, machinery equipment and other related matters trusted by the Joint Venture Company;
3.   Training technical personnel and workers of the Joint Venture Company; and
4.   Handling other matters entrusted by the Joint Venture Company.


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CHAPTER VII :  PRODUCT SALES

Article 15: The products of the Joint Venture Company shall be sold on the Chinese domestic market or international market. Products will be sold with different brands in accordance with different needs of the fertilizer needed by the development of forests and the domestic and international market. Party A and Party B shall be respectively responsible for selling about 50% of the products for each.

Article 16: Product price of the Joint Venture Company shall be calculated, in general, as the cost of raw materials in addition to 12% gross profit (for especially complex, mixed fertilizer, excluding organic silicon products), shall be normally not lower than the price of the same product in domestic and international markets.

Article 17: The Joint Venture Company may set up subsidiaries providing sales and business service in Chinese territories and abroad in accordance with the needs for developing business with approval of the examination and approval authority.

Article 18: Trademark registered by AgroCan (China) Inc shall be used for products of the Joint Venture Company.


CHAPTER VIII  THE BOARD OF DIRECTORS

Article 19: The date of registration of the Joint Venture Company shall be the date of the establishment of the Board of Directors,

Article 20: The Board of Directors is composed of 6 directors, of which, the chairman of the Board of Directors shall be appointed by Party B; 2 vice-chairmen shall be appointed respectively by Party A and Party B; 3 directors shall be appointed by Party A for one and Party B for two. The term of office for the directors, chairman and vice-chairmen is 4 years; their term of office may be renewed if continuously appointed by the relevant party.

Article 21: The highest authority of the Joint Venture Company shall be the Board of Directors. Its power is to discuss and decide all major issues of the Joint Venture Company in accordance with the Articles of Association of the Joint Venture Company, the principles of equality and mutual benefits. Unanimous approval shall be required before any decisions are made concerning the following major issues:-
1. Amendment of Articles of Association of the Joint Venture Company;


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2. Termination of the Joint Venture Company;
3. Increase or assignment of the registered capital of the Joint Venture Company; and
4. Mergers of the Joint Venture Company with other economic entities.

Other issues shall be decided by a majority approval or simple majority approval.

Article 22: Chairman is the legal representative of the Joint Venture Company. Should the chairman be unable to exercise his responsibilities for some reason, he shall authorize the vice-chairman or any other director to represent the Joint Venture Company temporarily.

Article 23: The Board of Directors shall meet at least once annually. The meeting shall be called and presided over by the chairman of the Board of Directors. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meeting shall be placed on file.


CHAPTER IX : BUSINESS MANAGEMENT OFFICE


Article 24: The Joint Venture Company shall establish a Business Management Office, which shall be responsible for its daily management. The Business Management Office shall have a General Manager, 1 or 2 Deputy General Managers recommended by Party A or Party B and appointed by the Board of Directors. Their term of office is 4 years.

Article 25: The responsibility of the General Manager is to carry out the decisions of the Board of Directors and to organise and conduct the daily management of the Joint Venture Company. The Deputy General Managers shall assist the General Manager in his work. Several department managers may be appointed by the Business Management Office. They shall be responsible for the works in various departments respectively, handle the matters handed over by the General Manager and Deputy General Managers and shall be responsible to them.

Article 26: The General Manager and Deputy General Managers who engage in malpractice for selfish ends or significantly neglect their duties may be dismissed any time per the decision of the Board of Directors.

CHAPTER X : PURCHASE OF RAW MATERIALS AND EQUIPMENT

Article 27: First priority shall be given to purchasing those that include but are not limited to raw materials, fuel, equipment with parts, means of transportation and articles for office use


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originating in China needed by the Joint Venture Company where conditions (such as terms, quality and specifications) are the same.

Article 28: The Joint Venture Company shall invite Party A to assign personnel to participate in the purchase of equipment in international market, as arranged by Party B. The price of the imported equipment shall be acknowledged and signed by Party A in accordance with the stated international market price or price of the same product imported by other firms within the same industry.


CHAPTER XI : LABOUR MANAGEMENT

Article 29: The labour management of the Joint Venture Company shall abide by the" LABOUR MANAGEMENT RULES OF THE PEOPLE'S REPUBLIC OF CHINA ON JOINT VENTURES USING CHINESE AND FOREIGN INVESTMENT " and its implementation rules as well as other labour related regulations. The recruitment, dismissal, wages, labour protection, social insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the Joint Venture Company shall be evaluated by the Board of Directors for the preparation of the Joint Venture Company's labour contracts with its trade union organisation. All labour contracts shall be filed with the local labour department when executed.

Article 30: The appointment of the executive management personnel as recommended by both parties of the joint venture, the remuneration, labour protection and fringe benefits, social welfare, travelling allowance standards, etc. of the staff and workers of the Joint Venture Company shall be decided by the Board of Directors.

Article 31: The Joint Venture Company shall first recruit Party A's staff and workers where conditions are the same.

CHAPTER XII : TAXES, FINANCE AND AUDIT


Article 32: The Joint Venture Company shall pay taxes in accordance with the stipulations of Chinese laws and other relevant regulations.

Article 33: Staff and workers of the Joint Venture Company shall pay individual income tax in accordance with the " INDIVIDUAL INCOME TAX LAW OF THE PEOPLE'S REPUBLIC OF CHINA".

Article 34: The Joint Venture Company shall abide by the " INCOME TAX LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON FOREIGN INVESTMENT ENTERPRISES AND FOREIGN ENTERPRISES " and its


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implementation rules to define the period of depreciation and depreciation rate per annum of its fixed assets. During the leasing period, rental may be calculated as depreciation.

Article 35: The Joint Venture Company shall withdraw reserve fund, enterprise development fund and fund for bonus and fringe benefit of the staff and workers in accordance with the "LAW OF THE PEOPLE'S REPUBLIC OF CHINA ON JOINT VENTURES USING CHINESE AND FOREIGN INVESTMENT " and its implementation rules. The ratio of such draws shall be discussed and decided by the Board of Directors in accordance with the related stipulations and the business management conditions of the Joint Venture Company.

Article 36: The fiscal year of the Joint Venture Company shall be from January 1 to December 31. All supporting documents, vouchers, statements and books shall be written in Chinese. Financial checking and examination of the Joint Venture Company shall be conducted by an auditor registered in China and reports shall be submitted to the Board of Directors and the General Manager. Should either of the two parties require an auditor based on international to examine annual financial affairs, the other party shall agree Any expenses for this shall be borne by the party that requires to appoint such auditor.

 Article 37: By the end of the first quarter of each fiscal year, the General Manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits and submit them to the Board of Directors meeting for examination and approval.


CHAPTER XIII :  FOREIGN CURRENCY MANAGEMENT

Article 38: All matters of the Joint Venture Company concerning foreign currency shall be handled in accordance with the " PROVISIONAL REGULATIONS FOR FOREIGN EXCHANGE CONTROL OF THE PEOPLE'S REPUBLIC OF CHINA " and other relevant regulations.

Article 39: With the business license issued by the State Administration for Industry and Commerce of the People's Republic of China, the Joint Venture Company shall open foreign currency and RMB accounts at Bank of China or any other bank that is approved by the Foreign Exchange Management Administration to manage foreign exchange business. All income and payment accounts shall be supervised by such bank.

Article 40: Foreign currency inflow and outflow of the Joint Venture Company shall be kept balanced with a surplus.


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CHAPTER XIV :  PROFIT ALLOCATION

Article 41: The Joint Venture Company shall withdraw the reserve fund, enterprise development fund and fund for bonus and fringe benefit of the staff and workers from the after tax profit. The ratio of such draws shall be decided by the Board of Directors.

Article 42: The profit of the Joint Venture Company after tax in accordance with the law and after deduction of three funds shall be allocated to Party A and Party B in accordance with their proportion in their contributions of the registered capital.

Article 43: The Joint Venture Company shall distribute profit once a year. Within 3 months after the fiscal year, the programme of profit allocation and amounts of profit to be allocated shall be completed and both parties notified.

Article 44: The Joint Venture Company shall distribute profits only after any losses in previous fiscal year have been made up.


CHAPTER XV  : DURATION OF THE JOINT VENTURE


Article 45 : The duration of the Joint Venture Company is 30 years. The establishment of the Joint Venture Company shall start from the date on which the business license of the Joint Venture Company is issued. After unanimously agreed upon by the Board of Directors, within 6 months prior to the time of expiration of the duration of the Joint Venture Company, application for the extension of the duration of the Joint Venture Company shall be submitted by either party to the original examination and approval authority.


CHAPTER   XVI  : THE DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE DURATION

Article 46: Upon the expiration of the duration, or termination of the joint venture, liquidation shall be carried out in accordance with the related law. The liquidation assets shall be distributed to Party A and Party B in accordance with each party's proportion of their contributions.


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CHAPTER      XVII:  INSURANCE

Article 47: Insurance policies of the Joint Venture Company on various kinds of risks shall be underwritten with the People's Insurance Corporation of China (the "PICC"). Types, value and duration of insurance shall be discussed and decided by the Board of Directors of the Joint Venture Company in accordance with the stipulations of the PICC


CHAPTER  XVIII  :   THE AMENDMENT, ALTERNATION AND DISCHARGE OF THE CONTRACT

Article 48: The amendment of the Contract or other appendices shall come into force only after the written agreement signed by Party A and Party B and approved by the original examination and approval authority.


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Article 49: In case of inability to fulfil the Contract or to continue operation of the Joint Venture Company due to heavy losses as a result of force majeure, the duration of the Joint Venture Company and the Contract shall be early terminated before the time of expiration after unanimously agreed upon by the Board of Directors and approval by the original examination and approval authority.

Article 50: Should the Joint Venture Company be unable to continue its operation or achieve the business purpose stipulated in the Contract due to the fact that one of the contracting parties fails to fulfil the obligations prescribed by the Contract and Articles of Association, or seriously violate the stipulations of the Contract and Articles of Association, that party shall be deemed as having unilaterally terminated the Contract. The other party shall have the right to terminate the Contract in accordance with the provisions of the Contract after approval by the original examination and approval authority as well as to claim damages. In case Party A and Party B of the Joint Venture Company agree to continue the operation, the party who fails to fulfil the obligations shall be liable to the economic losses thus caused to the Joint Venture Company.


CHAPTER  XIX :  LIABILITIES FOR BREACH OF CONTRACT

Article 51: Should either Party A or Party B fail to pay on schedule the contribution in accordance with Article 5 of the Contract the breaching party shall pay to the other party 1 % of the total amount of the contribution of the breaching party per month of the outstanding contribution starting from the first month after exceeding the time limit. Should the outstanding contribution exceed 3 months, in addition to a 5% of the total contribution amount of the breaching party to be paid to the other party, the other party shall have the right in accordance with Article 50 of the Contract to terminate the Contract and to claim damages from the breaching party.

Article 52: Should all or part of the Contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities in accordance with actual situations.


CHAPTER XX  :  FORCE MAJEURE

Article 53: Should either of the parties to the Contract be prevented from executing the Contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party within 15 days through telegram and provide the detailed information


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of the events and a valid document for evidence issued by the relevant notary public organisation for explaining the reason of its inability to execute or delay the execution of all or part of the Contract. Both parties shall through consultations, decide whether to terminate the Contract or to exempt the part of obligations for implementation of the Contract or whether to delay the execution of the Contract in accordance with the effects on the performance of the Contract.

CHAPTER XXI    APPLICABLE LAW

Article 54: The formation of the Contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.

CHAPTER  XXII :  SETTLEMENT OF DISPUTES

Article 55: Any disputes arising from the execution of, or in connection with the Contract shall be settled through friendly consultations between both parties. In case no settlement can be reached, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of China Council for the Promotion of International Trade for arbitration in accordance with its rules of procedures. The arbitrated award is final and binding upon both parties.

Article 56: During the arbitration, the Contract shall be executed continually by both parties except for matters in dispute.


CHAPTER XXIII : LANGUAGE, EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

Article 57: The Contract shall be written in Chinese version. The appendices, such as, Articles of Association, leasing contract drawn up in accordance with the principles of the Contract are integral part of the Contract

Article 58: The Contract and its appendices shall come into force beginning from the date of approval of the foreign economic and trade authority of the Suburb People's Government of Nanchang City, Jiangxi Province, the People's Republic of China.

Article 59: Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, written letter notices shall be also required afterward. The legal address of Party A and Party B listed in the Contract shall be the posting address.


Article 60: The Contract is signed in Nanchang City, Jiangxi Province China by the authorized


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representatives of both parties on 18 October, 1996.


Party A : Jiangxi Province Nanchang Organic Fertilizer Factory,  Representative
            (Company chop)                                       Signed
                                                                 ------


Party B : AgroCan (China) Inc:-                                  Representative
            (Company chop)                                       Signed
                                                                 ------

                                        (END)




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